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                                                                    Exhibit 16.1

November 28, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 27, 2000, of Burke Industries, Inc. and are in agreement with the statements contained in the second paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                         /s/ ERNST & YOUNG LLP
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